Exhibit 4.12

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1st AMENDMENT TO THE PRIVATE INSTRUMENT OF COST SHARING AGREEMENT

By this private instrument, the parties identified below:

(i)	COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, a publicly-held corporation, with principal place of business in the City of São Paulo, State of São Paulo, at Av. Brigadeiro Luis Antônio, No. 3.142, Jardim Paulista, Postal Code (CEP) 01402-000, enrolled with the National Corporate Taxpayer’s Register of the Ministry of Finance (“CNPJ/MF”) under No. 47.508.411/0001-56, hereinafter simply referred to as “CBD”;

(ii)	VIA VAREJO S.A., a publicly-held corporation, with principal place of business in the City of São Caetano do Sul, State of São Paulo, at Rua João Pessoa, No. 83, Downtown (Centro), Postal Code (CEP) 09520- 010, enrolled with the CNPJ/MF under No. 33.041.260/0652-90, hereinafter simply referred to as “VVar”;

(iii)	CNOVA COMÉRCIO ELETRÔNICO S.A., a corporation, with principal place of business in the City of São Paulo, State of São Paulo, at Rua Gomes de Carvalho, No. 1.609, 3º ao 7º andares, Vila Olímpia, CEP 04547-006, enrolled with the CNPJ/MF under No. 07.170.938/0001-07, hereinafter simply referred to as “Cnova”;

(iv)	SENDAS DISTRIBUIDORA S.A., a corporation, with principal place of business in the City of São João de Meriti, State of Rio de Janeiro, at Rua João Antonio Sendas, No. 286, José Bonifácio, CEP 25565-330, enrolled with the CNPJ/MF under No. 06.057.223/0001-71, hereinafter simply referred to as “Sendas”;

CBD, VVar, Cnova, and Sendas are jointly referred to as “Parties”, and, individually and indistinctly, as “Party”;

WHEREAS

I.	On December 15, 2016, the Parties entered into the Private Instrument of Cost Sharing Agreement, through which they established the terms and conditions for sharing the material structure and the human resources necessary for their support activity and the division of the corresponding expenses, without any Party obtaining any equity advantage or profit in relation to the others (“Instrument”).

II.	Pursuant to the terms of the Instrument, its term of effectiveness is twenty-four (24) months from its execution, that is, until December 15, 2018;

III.	The Parties intend to extend the term of effectiveness of the Instrument for thirty-six (36) months from its execution, with automatic renewal permitted subject to certain terms;

NOW, THEREFORE, the Parties decide to enter into this 1st Amendment to the Private Instrument of Expense Sharing Agreement (“Amendment”), in accordance with the following terms and conditions:

SECTIONS

I.	Amendment Definitions

I.1. Capitalized terms used in this Amendment shall have the meanings attributed to them in the Instrument, unless otherwise expressly defined herein.

II.	Amendments

II.1. The Parties decide to amend Section 11.1 of the Instrument to extend the term of effectiveness of the Instrument for thirty-six (36) months from its execution, with automatic renewal for successive periods of 12 (months) days (sic), if there is no written statement to the contrary from any Party under Section 11.2. Accordingly, Section 11.1 will remain in force with the following wording:

“II.1 Term of Effectiveness. This instrument will be in force, from its execution, up to thirty-six (36) months, and will be automatically renewed for successive periods of 12 (months) days (sic), if there is no statement to the contrary from any Party, in writing, sent at least ninety (90) days in advance to the other Parties as a result of any possibility of early termination set forth in Section 11.2.”

III.	Ratifications

III.1. The other sections and conditions contained in the Instrument and its annexes which have not been expressly amended by this Amendment are hereby expressly unaltered and ratified.

In witness whereof, the parties enter into this agreement in four (4) copies, before the witnesses mentioned below.

São Paulo, December 10, 2018.

(Signature page of the 1st Amendment to the Private Instrument of Expense Sharing Agreement executed by and between Companhia Brasileira de Distribuição, Via Varejo S.A., Cnova Comércio Eletrônico S.A., and Sendas Distribuidora S.A., on December 10, 2018)

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

(sgd)

NAME: Antonio Salvador

TITLE: Executive Officer of Digital Transformation, Multivarejo

(sgd)

NAME: Christophe Hidalgo

TITLE: VP of Finance

VIA VAREJO S.A.

(sgd)

NAME: Felipe Negrão

TITLE: Executive Officer

(sgd)

NAME: Paulo Naliato

TITLE: Executive Officer

CNOVA COMÉRCIO ELETRÔNICO S.A.

(sgd)

NAME: Felipe Negrão

TITLE: Executive Officer

(sgd)

NAME: Paulo Naliato

TITLE: Executive Officer

SENDAS DISTRIBUIDORA S.A.

(sgd)

NAME: Belmiro Gomes

TITLE: General Officer

Assai Atacadista

(sgd)

NAME: José Marcelo Santos

TITLE: [Illegible] Officer

Witnesses:

1. (sgd)

Name: Ana Carolina Staudt Gomes

Identity Card (RG) No.: 42.039.386-9 SSP/SP

Individual Taxpayer’s Register (CPF): 359.349.428-08

2. [blank]

Name: [blank]

Identity Card (RG) No.: [blank]

[Stamp of Grupo Pão de Açucar, Corporate Legal, (sgd)]

[Stamp of Senda Distribuidora S/A, Legal, (sgd)]

[Stamp of Via Varejo, Legal, (sgd)]